EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated February 8, 2006, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the years ended December 31, 2005 and 2004, included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, No. 333-45216 and No. 333-126061.
/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
March 22, 2006